[EXHIBIT 10.34- Certain portions of this document have been omitted in the publicly filed version of this document pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission.
Omitted confidential information is indicated in brackets in this Exhibit.]

               SPD SMART WINDOW  LICENSE AGREEMENT
                             BETWEEN
                 RESEARCH FRONTIERS INCORPORATED
                               AND
                 SAINT-GOBAIN GLASS FRANCE S.A.

     This License Agreement ("Agreement") effective as of June 16, 2003 by and between RESEARCH FRONTIERS INCORPORATED, a Delaware corporation ("LICENSOR") and SAINT-GOBAIN GLASS
FRANCE S.A., a corporation organized under the laws of France and a wholly-owned and controlled subsidiary of Compagnie de Saint-
Gobain S.A. ("LICENSEE").

                             RECITALS

     WHEREAS, LICENSOR has been engaged in research and development in the application of physicochemical concepts to Light Valves and Licensed Products (both as hereinafter defined) and of methods and apparatus relating to products incorporating such concepts; and is possessed of and can convey information and know-how for such products and rights to manufacture, use and sell such products; and

     WHEREAS, LICENSEE is interested in manufacturing and selling Licensed Products; and

     WHEREAS, LICENSEE desires to acquire from LICENSOR, and LICENSOR desires to grant to LICENSEE, certain rights and licenses with respect to such technology of LICENSOR;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1    DEFINITIONS.

        The following terms when used herein shall have the respective meanings set forth in this Article 1.

The "Applicable Percentage" for each calendar year shall be 8% for the calendar years 2003 and 2004, 7% for the calendar years 2005, and 2006, 6% for the calendar years 2007 and 2008, and 5% for each calendar year thereafter.

The "Effective Date" of this Agreement shall be the date which is the last date of formal execution of this Agreement by duly authorized representatives of the parties to this Agreement as indicated on the signature page of this Agreement.

"Licensed Product" means a Light Valve Architectural Window
Product, Light Valve Transportation Vehicle Window Product, Light Valve Appliance Window Product, Light Valve Sunvisor Product, or a Light Valve Automotive Mirror Product incorporating a Light Valve. The term "Licensed Product" shall not include Light Valves used or intended for use in any product other than as specifically defined herein, such as other window products not specifically defined herein, including but not limited to windows for aircraft, space craft and space-stations, and non-window products such as but not limited to displays, eyewear, and toys. The term "display" means any device for displaying letters, numbers, images or other indicia or patterns. Nothing contained herein shall permit LICENSEE to sell, lease, or otherwise dispose of a Light Valve which is not combined or intended to be combined as described above into a Light Valve Architectural Window Product, Light Valve Transportation Vehicle Window
Product,  Light Valve Appliance Window Product, Light Valve
Sunvisor Product, or a Light Valve Automotive Mirror Product incorporating a Light Valve. A Licensed Product shall include Light Valve Architectural Window Products and Light Valve Transportation Vehicle Window Products used for security (i.e. armored and bullet-resistant) glazings, as well as a Light Valve placed in front of an information display to enhance the contrast of the information shown on the display.

"Licensed Territory " means all countries of the world except North and South Korea, and shall include North and South Korea at such time, if ever, that any exclusive license given in North or South Korea, including any future extensions thereof, expires.

"Light Valve" means a variable light transmission device comprising:
a cell including cell walls, containing or adapted to contain an activatable material, described hereinafter, such that a change in the optical characteristics of the activatable material affects the characteristics of light absorbed by, transmitted through and/or reflected from the cell; means incorporated in or on the cell, or separate therefrom for applying an electric or magnetic field to the activatable material within the cell; and coatings, (including, but not limited to, electrodes), spacers, seals, electrical and/or electronic components, and other elements incorporated in or on the cell. The activatable material, which the cell contains or is adapted to contain, includes in it solid suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the device, and may be in the form a liquid suspension, gel, film or other material. LICENSEE's current liquid crystal windows such as are being sold under the Privalite name shall not be considered a Light
Valve.

"Light Valve Architectural Window Product" means a Light Valve used or intended for use solely as a window integrally incorporated in, or attached as a fixture to the external structure or internal structure of any building, whether permanent or temporary, and whether above or below ground.

"Light Valve Appliance Window Product" means a Light Valve intended for use and used solely as a viewing window on or in kitchen and laundry home appliances, including but not limited to ovens, ranges, refrigerators, freezers, stoves, dishwashers, automatic washers, clothes dryers, domestic ice makers, wine coolers, trash compactors and microwave ovens, but shall not include Light Valves used or intended for use as or in any other type of appliance product.

"Light Valve Automotive Mirror Product" means a means a Light
Valve used or intended for use solely as an interior or exterior mirror (other than a vanity or cosmetic mirror) attached to and used in Transportation Vehicle, but shall not include an interior or exterior mirror attached to and installed as original equipment in non-military and commercial automotive vehicles classified in Class 5 through 8, namely trucks, buses, construction vehicles, firetrucks, and other specialty land vehicles, all with gross vehicle weights over 16,000 pounds.

"Light Valve Sunvisor Product" means a Light Valve intended for use and used solely as a sunvisor (which may comprise more than one segment) attached to the interior of Transportation Vehicle in the manner hereinafter described, which is capable of being controlled automatically or by the user to protect the user's eyes from sunlight or glare, and each segment of which has a viewing area no larger than
0.25 (one-quarter) square meter. A Light Valve Sunvisor Product must either be (a) attached to the interior of a window or windshield, the interior of the body, or to an accessory on the inside, of a Transportation Vehicle by means of a relatively small rod, post or hinge mechanism, or (b) attached to the housing of a rear-view mirror inside such Transportation Vehicle provided that the sunvisor so attached is not used to obstruct the mirror so as to vary the reflectivity of such mirror, and is only used to block sunlight or glare next to such mirror.

"Light Valve Transportation Vehicle Window Product" means a Light
Valve used or intended for use solely as a window (including sunroofs and window panes which are an integral part of the internal or external structure) integrally incorporated in a Transportation Vehicle. The term "Light Valve Transportation Vehicle Window Product" shall not include a Light Valve used or intended for use as a sunvisor, but may include Light Valves which are used or intended for use in a Transportation Vehicle as, or as part of, or are laminated to, or whose surface area is primarily attached to, a window, sunroof or windshield.

The "Net Selling Price" of a Licensed Product on which royalties are payable shall be the larger of the following: (A) the genuine bona fide arm's length selling price of Processing Sublicensee hereunder ex works Processing Sublicensee's factories at which customers (which customers can be affiliated or non-affiliated with such Processing Sublicensee, provided that LICENSEE or its Processing Sublicensee(s) does not discriminate against non-affiliated customers, provided that Processing Sublicensee may charge different prices for different customers if there is a commercially reasonable reason for doing so such, but not limited to, as differences in sales volumes) are billed in the usual course of business for a Licensed Product; (B) $50 in the case of a Licensed Product which has a surface area of less than two square feet, and $100 in the case of a Licensed Product which has a surface area of at least two square feet. The aforementioned $50 and $100 figures specified in clause (B) above shall be adjusted upward as of each January 1st hereafter beginning on January 1, 2004 by any increase in the Producer Price Index for Finished Goods (the "Index") for the 12 month period ending in December of the prior year, prepared by the Bureau of Labor Statistics of the United States Department of Labor (or if the Index is not then being published, the most nearly comparable successor index). In calculating a genuine selling price of a product for the above calculation, such price may be reduced only by the applicable proportions of the following if, and to the extent that, amounts in respect thereof are reflected in such selling price: (i) normal trade discounts actually allowed; (ii) sales, use or excise and added value taxes and custom duties paid; (iii) if the genuine selling price is other than ex works Processing Sublicensee's factories, amounts paid for f.o.b. transportation of the product to the customer's premises or place of installation or delivery; (iv) insurance costs and the costs of packing material, boxes, cartons and crates required for shipping; provided, however, that for purposes of this calculation, the total amount of deductions for clause (iv) above may not constitute more than 15% of the gross selling price of said product, if any. LICENSOR and LICENSEE acknowledge that neither LICENSEE nor its Processing Sublicensee(s) currently provide, nor intend to provide, wiring, installation and related services with respect to Licensed Products. If these services are included in the future, the Net Selling Price shall include amounts charged for any wiring, installation, and related services provided by Processing Sublicensee hereunder.

"Processing Sublicensee" shall mean LICENSEE's sublicensee(s) who will be processing (i.e. laminating SPD film into a glazing) the Licensed Products. The parties hereto understand that all manufacturing, sales, leases or other dispositions of Licensed Products under this Agreement shall be carried out by a Processing Sublicensee, and if no such sublicensee has been designated by LICENSEE to be the Processing Sublicensee hereunder to carry out such activities, then Processing Sublicensee shall mean LICENSEE. At the Effective Date, Techniver, SA will be the Processing Licensee and will consolidate and report all sales of Licensed Products for purposes of fulfilling LICENSEE's reporting obligations under Section 3.1 hereof.

"Technical Information" means all useful information relating to apparatus, methods, processes, practices, formulas, techniques, procedures, patterns, ingredients, designs and the like including (by way of example) drawings, written recitations of data, specifications, parts, lists, assembly procedures, operating and maintenance manuals, test and other technical reports, know-how of LICENSOR, and the like owned or controlled by LICENSOR, to the extent they exist, that relate to Light Valves, Licensed Products and/or to the suspensions or other components used or usable for Licensed Products or Light Valves including, but not limited to, particles, particle precursors, coatings, polymers, liquid suspensions and suspending liquids, or any combination thereof, and that consist of concepts invented or developed by LICENSOR. Know-how of LICENSOR's suppliers and of LICENSOR's other licensees and their sublicensees under licenses from LICENSOR shall not be considered Technical Information owned or controlled by LICENSOR.

"Transportation Vehicle" shall mean passenger cars, recreational vehicles, boats, trucks, mobile cranes, and trains, but shall not include other types of vehicles such as military vehicles, aircraft, space craft and space-stations.

2    GRANT OF LICENSE.

     2.1 License. During the term of this Agreement, LICENSOR hereby grants LICENSEE a non-exclusive right and license to use (a) all of the Technical Information, if any, (subject to Section 8.1 hereof), furnished by LICENSOR pursuant to this Agreement, and (b) any invention claimed in (i) any of the unexpired patents now or, if added in the future pursuant to the provisions of Section 7.2(c) hereof, hereafter listed on Schedule A attached hereto or (ii) unexpired patents which issue from pending patent applications now or, if added in the future pursuant to the provisions of Section 7.2(c) hereof, hereafter listed in Schedule A, to make, have made, and to lease, sell, or otherwise dispose of Licensed Products in the Licensed Territory.

     2.2 No Other Rights. LICENSEE agrees that, except for the specific licenses granted to it under Section 2.1 hereof for use in Licensed Products, LICENSEE has not acquired any rights or licenses under this Agreement to use Light Valves or any components thereof made by or for LICENSEE or its sublicensees pursuant to this Agreement.

     2.3 Sublicenses. LICENSEE shall have the right to grant non-exclusive sublicenses to any of its wholly-owned and controlled subsidiaries, whose obligations to LICENSOR hereunder LICENSEE hereby guarantees, and which agree in writing to be bound by the terms and conditions of this Agreement. All sublicenses shall (i) be non-exclusive, (ii) shall terminate with the termination of the rights and licenses granted to LICENSEE under Section 2.1 hereof, and be otherwise limited in accordance with the limitations and restrictions which are imposed on the rights and licenses granted to LICENSEE hereunder, (iii) contain confidentiality provisions no less protective than those contained in Section 12.1 hereof, and (iv) shall contain such other terms, conditions, and licenses as are necessary to enable LICENSEE to fulfill its obligations hereunder. LICENSEE shall send LICENSOR a copy of every sublicense agreement or other agreement entered into by LICENSEE in connection with a sublicense hereunder within thirty (30) days after the execution thereof. LICENSOR may terminate any such sublicense if there is any change in the ownership or control of a sublicensee.

3    ROYALTY PAYMENTS, REPORTS AND RECORD-
KEEPING.

     3.1 Royalties and Reports on Net Sales. During the term of this Agreement, LICENSEE agrees to pay, or cause Processing Sublicensee to pay, LICENSOR an earned royalty which shall be the Applicable Percentage of the Net Selling Price of Licensed Products which embody, or the manufacture of which utilizes, any of the rights granted under Section 2.1 hereof, and which are manufactured by or for Processing Sublicensee and sold, leased, used or otherwise disposed of by or for Processing Sublicensee. Payments under this Section 3.1 shall be made on a quarterly basis and made within 45 days after the end of the calendar quarter in which such Licensed Products were sold, leased, used or otherwise disposed of by or for Processing Sublicensee hereunder. Each royalty payment shall be in U.S. dollars and shall be accompanied by a statement by Processing Sublicensee showing in reasonable detail the amount of Licensed Products sold, used, leased or otherwise disposed of by or for Processing Sublicensee during the preceding quarter, any deductions taken or credits applied, and the currency exchange rate used to report sales made in currencies other than U.S. dollars. Processing Sublicensee shall use the exchange rates for buying U.S. dollars in effect on the last day of each quarter, as specified in The New York Times. The first such statement shall cover the period from the Effective Date of this Agreement to the end of the first calendar quarter in which a Licensed Product is sold, used, leased or otherwise disposed of by or for Processing Sublicensee. Upon LICENSEE's request, but no more frequently than once a year, Processing Sublicensee shall furnish to LICENSOR at the same time it becomes publicly available, a copy of brochures published or distributed by Processing Sublicensee relating to Licensed Products. Failure to provide such materials shall not be considered a material breach of this Agreement. Although sales reports must still be submitted quarterly as outlined above, notwithstanding anything contained in this Section 3.1 to the contrary, during the calendar years 2003, 2004 and 2005, Processing Sublicensee may pay earned royalties under this Section 3.1 for the entire calendar year on or before December 31 of such calendar year provided that Processing
Sublicensee has complied on a timely basis with all of its reporting and other obligations under this Agreement.

     3.2  Minimum Royalties - Regardless of whether Processing
Sublicensee is selling any Licensed Products, during the term of this Agreement LICENSEE agrees to pay LICENSOR the non-refundable minimum annual royalties (in U.S. Dollars) specified below for each of the stated periods:

     Period                                       Minimum Royalty

[Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

     3.3 Time and Method of Payment. The initial payment under
Section 3.2 shall be paid to LICENSOR within 10 days of the Effective Date of this Agreement, and each subsequent payment under Section
3.2 to LICENSOR shall be made on or before January 31 of each license year commencing January 1, 2004. All other payments shall be due on the date specified in this Agreement, or if no date is specified, within 30 days of invoice. All payments made to LICENSOR shall be paid by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at JP Morgan Chase Bank, 6040
Tarbell Road, Syracuse, New York 13206, Account No.: 825-624-290,
ABA Wire Code No.: 021 000 021, or to such other account or place, as LICENSOR may specify in a notice to LICENSEE.

     3.4 Sales, Use and Returns. Licensed Products shall be considered as sold, leased or used and royalties shall accrue on the earlier of when such Licensed Products are billed out, or when delivered, shipped or mailed to the customer. If as a result of a price reduction or a return of Licensed Products previously sold, a credit or refund to a customer is given on part or all of the sale price of such Licensed Products, a credit shall be allowed against royalties accruing thereafter under this Agreement equal to the royalty paid on that part of the sales price so credited or refunded.

     3.5 Recordkeeping. LICENSEE shall keep and shall cause each Processing Sublicensee to keep for six (6) years after the date of submission of each statement supported thereby, true and accurate records, files and books of accounts that relate to Licensed Products, all data reasonably required for the full computation and verification of the Net Selling Price of Licensed Products, deductions therefrom and royalties to be paid, as well as the other information to be given in the statements herein provided for, and shall permit LICENSOR or its duly authorized representatives, upon reasonable notice, adequately to inspect the same at any time during usual business hours. LICENSOR and LICENSEE agree that an independent certified public accounting firm (selected by LICENSOR from the largest ten certified public accounting firms in the United States of America or France) may audit such records, files and books of accounts to determine the accuracy of the statements given by Processing Sublicensee pursuant to Section 3.1 hereof. Such an audit shall be made upon reasonable advance notice to Processing Sublicensee and during usual business hours no more frequently than annually. The cost of the audit shall be borne by LICENSOR, unless the audit shall disclose a breach by Processing Sublicensee of any term of this Agreement, or an underpayment error in excess of five percent of the total monies paid to LICENSOR by Processing Sublicensee during the audited period, in which case Processing Sublicensee shall bear the full cost of such audit.
Processing Sublicensee agrees to pay LICENSOR all additional monies that are disclosed by the audit to be due and owing to LICENSOR within thirty days of the receipt of the report.

4    OBLIGATIONS OF LICENSEE.

     4.1 Compliance. LICENSEE agrees that, without limitation, any manufacture, sale, lease, use or other disposition of Licensed Products that is not in strict accordance with the provisions of this Agreement shall be deemed a material breach of this Agreement.

     4.2 End Users. LICENSEE agrees to require all direct recipients of Licensed Products to whom Licensed Products are sold, leased, or otherwise disposed of by LICENSEE or its sublicensees, to look only to LICENSEE and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Licensed Products. LICENSEE agrees to take all steps to reasonably assure itself that Licensed Products sold, leased or otherwise disposed of by or for LICENSEE are being used for permitted purposes only.

     4.3 Laws and Regulations. LICENSEE agrees that it shall be solely responsible for complying with all laws and regulations affecting the manufacture, use and sale or other disposition of Licensed Products by LICENSEE and its sublicensees, and for obtaining all approvals necessary from governmental agencies and other entities. LICENSEE agrees to maintain a file of all such approvals and to send LICENSOR a copy of all such approvals (including English translations thereof in the case of approvals required by any foreign country) within 10 business days of any written request for such copies by LICENSOR. LICENSEE and LICENSOR each represent and warrant to the other that no approval from any governmental agency or ministry, or from any third party, is required to effectuate the terms of this Agreement or the transactions contemplated hereby.

     4.4  Purchase of Components from Others.   By virtue of the
disclosure of Technical Information and information, if any, provided from time to time by LICENSOR to LICENSEE and to its other licensees, and each of their sublicensees and affiliates, any component of a Light Valve, including, without limitation, materials, suspensions, films, polymers, coatings, particle precursors, and particles (each, a "Component"), which LICENSEE or its sublicensees makes, has made for it, or purchases from any third party for use in Licensed Products shall be deemed to have been manufactured at least in part using the Technical Information provided by LICENSOR if LICENSEE or any supplier of a Component to LICENSEE has had access to Technical Information of any kind of LICENSOR or its licensees and their sublicensees, consultants, subcontractors, agents or representatives. LICENSEE and its sublicensees each hereby agrees that (i) all Components shall be used only in strict accordance with the provisions of this Agreement, and that such Components may not be used for any other purpose or resold by LICENSEE or its sublicensees except as specifically permitted by the license granted in Section 2.1 hereof, and
(ii) LICENSEE and its sublicensees will only look to the manufacturer or supplier of such Component or other item used by LICENSEE or its sublicensees and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Component or other item. LICENSEE acknowledges that LICENSOR has not made any representations or warranties regarding the availability of any Component, or the price thereof, and that in all respects LICENSEE shall deal directly with the suppliers of such Components and will obtain from them information regarding availability, pricing, and/or other terms relating to such Components.

     4.5 No Warranties by LICENSOR. LICENSOR does not represent or warrant the performance of any Licensed Product or of any material, Component, or information provided hereunder, and LICENSEE expressly acknowledges and agrees that any such material, Component or information provided by LICENSOR hereunder is provided "AS IS" and that LICENSOR makes no warranty with respect thereto and DISCLAIMS ALL WARRANTIES, EXPRESS OR
IMPLIED,  INCLUDING BUT NOT LIMITED TO THE IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
PARTICULAR PURPOSE, WITH RESPECT THERETO, ITS USE
OR ANY INABILITY TO USE IT, OR THE RESULTS OF ITS USE.
Except for any breach of the terms of this Agreement, in no event shall any party to this Agreement be liable for any damages, whether in contract or tort (including negligence), including but not limited to direct, consequential, special, exemplary, incidental and indirect damages, arising out of or in connection with this Agreement or the use, the results of use, or the inability to use any Licensed Product, material, Component or information provided hereunder.

     4.6 Analysis. LICENSEE represents and agrees that it will only incorporate Components received from authorized suppliers into Licensed Products and for no other purpose, and that LICENSEE will not directly or indirectly attempt to reverse-engineer any material provided to it hereunder by LICENSEE or any supplier of any Component.

     4.7 Personnel. LICENSEE agrees to assign personnel from its technical staff who shall be responsible for the development of Licensed Products during the term of this Agreement.

5    TRADEMARKS.

     5.1 Trademarks. All trademarks or service marks that either party may adopt and use for Licensed Products or, in the case of LICENSOR, other products incorporating Light Valves, are and shall remain the exclusive property of the adopting party, and the other party shall not obtain any rights and license to such marks under this Agreement, but may inform others that the adopting party has licensed or produced Licensed Products or, in the case of LICENSOR, products incorporating Light Valves, under such mark or marks, and may use the adopting party's logo in connection therewith. If legally required for the protection of LICENSOR's intellectual property, LICENSOR may require LICENSEE or its permitted sublicensees to indicate on packaging that such product is licensed from Research Frontiers Incorporated or to otherwise include language and/or designations approved by LICENSOR indicating an affiliation with Research
Frontiers Incorporated, and LICENSEE shall have reasonable discretion on how it complies with the provisions of this Section 5.1.

6    INSURANCE AND INDEMNIFICATION.

     6.1 Insurance. LICENSEE shall maintain at all times ample product liability and other liability insurance covering its operations relating to the subject matter of this Agreement and shall name
LICENSOR as an additional insured.

     6.2 Indemnification. LICENSEE, and its affiliates, successors and assigns and sublicensees (each, an "Indemnifying Party"), each hereby indemnify and agree to hold harmless LICENSOR and its shareholders, officers, directors, agents and employees (each, an "Indemnified Party"), against any liability, damage, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and attorneys', accountants' and other experts' fees and expenses) arising out of or relating to an Indemnifying Party's manufacture, sale, use, lease or other disposition of Licensed Products, and related materials, or other use of the information and rights granted hereunder. Any knowledge of LICENSEE's or its sublicensee's activities by LICENSOR or its representatives shall in no way impose any liability on LICENSOR or reduce the responsibilities of LICENSEE hereunder or relieve it from any of its obligations and warranties under this Agreement.

7    FUTURE PATENTS.

     7.1 Future Patents. Each party, at its cost, shall have the right to file patent applications in the United States and in foreign countries covering any invention made by such party.

     7.2 Improvements and Modifications. (a) Any future improvements or modifications invented or developed by or on behalf of LICENSEE, LICENSEE's sublicensees and LICENSOR after the Effective Date of this Agreement, if any, which relate in any way to or are useful in the design, operation, manufacture and assembly of Licensed Products, and/or to the suspensions or other components used or usable in Licensed Products shall not be included in this Agreement. Upon written request by the non-inventing party, LICENSOR and LICENSEE shall negotiate with each other regarding the grant of nonexclusive rights and licenses to use such improvements and modifications, but neither party shall be obligated to grant such rights and licenses to one another.

     (b) During the term of this Agreement each of the parties hereto agrees to inform the other in writing (without any obligation to reveal details which would be confidential information), at least as frequently as once a year in January of each calendar year, if any significant improvements or modifications have been made relating to the subject matter of this Agreement, and as to the general nature of any such improvements and modifications.

     (c) Notwithstanding the foregoing, LICENSOR may, but shall not be required to, voluntarily and without additional cost to LICENSEE disclose certain information relating to future improvements and modifications and license to LICENSEE rights in such certain future improvements and modifications, and any information so disclosed will be considered Technical Information which LICENSEE shall be obligated to keep confidential pursuant to Section 12.1 of this Agreement. However, other than Technical Information disclosed on or prior to the Effective Date of this Agreement, any future information about improvements and modifications which LICENSOR wishes to directly disclose to LICENSEE shall first be described by LICENSOR to LICENSEE in a general non-confidential way and LICENSEE may then request by written notice that LICENSOR disclose to LICENSEE the more detailed Technical Information which would be subject to the Confidentiality and other provisions of Section 12.1.If LICENSEE does not request by written notice that such Technical Information be disclosed to it, then the disclosure of such information by LICENSOR shall not extend the time period provided for in Section 12.1. In connection therewith, LICENSOR, may voluntarily add patents and/or patent applications to Schedule A hereof and LICENSOR shall provide LICENSEE with written notice listing such additional patents and/or patent applications to be so added to Schedule A hereof. Such patents and patent applications shall not be incorporated into Schedule A unless LICENSEE shall notify LICENSOR within ninety (90) days of LICENSOR's notice that LICENSEE agrees to add such patents and patent applications to Schedule A, in which case such patents or patent applications shall be added to Schedule A effective as of the date of the original notice by LICENSOR. No addition of any patent or patent application to Schedule A hereof nor any disclosure of any information by LICENSOR shall in any way establish a course of dealing or otherwise require LICENSOR to add any future patents or patent applications to Schedule A hereof or to make any future disclosure of information under this Agreement.

     7.3 Foreign Patent Applications. During the term of this Agreement, LICENSEE shall have the right to designate that any patent application now or, if added in the future pursuant to the provisions of
Section 7.2(c) hereof, hereafter listed on or incorporated into Schedule A shall be filed or maintained in any foreign country included in the Licensed Territory. If so designated and if legally possible to do so, LICENSOR agrees to promptly file, prosecute and maintain such applications and resulting patents, and LICENSEE shall pay to LICENSOR the complete cost, including reasonable attorney's fees, to file, prosecute and maintain any such patent application and resulting patents specifically so designated by LICENSEE.

8    TECHNOLOGY TRANSFER.

     8.1. Materials. Upon request by LICENSEE, during the term of this Agreement and when mutually convenient to LICENSOR and LICENSEE, LICENSOR shall supply LICENSEE with small quantities of materials related to Licensed Products for experimental use only by LICENSEE, and shall charge LICENSEE $750 per man/day plus the cost of any other materials used in making such materials, plus the cost of shipping such materials to LICENSEE. Each invoice submitted by LICENSOR for such service shall include detailed explanations of the charges, and, if requested by LICENSEE, copies of receipts. The parties acknowledge that LICENSOR has no obligation to transfer to LICENSEE any Technical Information other than as may be embodied in such sample materials, and that, other than sample materials, if any, that may be supplied by LICENSOR as aforesaid, LICENSEE will be acquiring materials from authorized suppliers other than LICENSOR.

     8.2 Inquiries. LICENSEE and LICENSOR may also at any time during the term of this Agreement make reasonable inquiry by telephone, facsimile or mail to one another in regard to any information or data furnished pursuant to this Agreement.

     8.3 Visits. During all visits (such visit to be authorized in writing by the party concerned) by either party to the facilities of the other party, visitors shall comply with all reasonable rules of the host company, and each party to this Agreement will indemnify and hold the other party harmless from any liability, claim or loss whatsoever (i) for any injury to, or, death of, any of its employees or agents while such persons are present at the facility of the other party; and (ii) for any damages to its own property or to the property of any such employee or agent which may occur during the presence of any such person at the facility of the other party, regardless of how such damage occurs.

     8.4 Sole Purpose. Any documentation or information supplied pursuant to this Agreement by either party to the other shall be used solely for the purposes set forth in this Agreement.

9    INTELLECTUAL PROPERTY PROTECTION
RESPONSIBILITIES.

     9.1 Proprietary Rights: Notices. To the extent required by law and only in territories where it is so required and requested by a party, each party shall provide appropriate notices of patents, or other similar notice of the patent rights of the other party on all products utilizing the patented inventions of the other party. Either party may add its own patent notice to any copy or embodiment which contains its patented inventions.

     9.2 LICENSOR Exclusive Owner. LICENSEE hereby acknowledges LICENSOR as purporting to be the sole and exclusive owner of the patents and patent applications listed on Schedule A, and that, except for the rights granted hereunder, LICENSEE shall not have any rights or attempt to assert any ownership rights in and to those patents and patent applications.

10   TERM AND TERMINATION.

     10.1 Term. The term of this Agreement shall extend from the Effective Date of this Agreement to the date of termination of this Agreement. Unless sooner terminated or extended, as herein provided for below, this Agreement shall terminate upon the expiration of the last to expire of the patents (or patents issuing from patent applications) now or, if added in the future with LICENSEE's consent pursuant to the provisions of Section 7.2(c) hereof, hereafter listed in Schedule A hereof (the "Licensed Patents"). Except as specifically provided for in
Section 10.4 with respect to certain Licensed Products that may be sold out of inventory by LICENSEE shortly after the termination of this Agreement, if this Agreement shall terminate (other than through expiration after the last to expire of the Licensed Patents), all rights and licenses granted under Section 2.1 hereof shall terminate and LICENSEE shall have no obligation to pay royalties to LICENSOR pursuant to Section 3.1 hereof after such termination. Notwithstanding anything to the contrary in this Agreement, if this Agreement has not been terminated prior to its expiration by LICENSEE pursuant to
Section 10.2 hereof, or by LICENSOR pursuant to the second sentence of Section 10.3 hereof, and this Agreement then so expires, then upon the last to expire of the Licensed Patents, the present license shall be fully paid up and LICENSEE shall have the nonexclusive royalty-free license to use the Technical Information received by it now or, if provided in the future to LICENSEE with LICENSEE's consent pursuant to the provisions of Section 7.2(c) hereof, to make, have made, and to lease, sell or otherwise dispose of Licensed Products.

     10.2 Termination by LICENSEE. LICENSEE may terminate this Agreement for any reason effective as of December 31, 2006 or as of any anniversary thereof by giving LICENSOR prior notice thereof unless sooner terminated as hereinafter provided. Such notice shall be made in writing and shall be given between 60 and 90 days prior to the effective date for which such termination is to be effective. If LICENSEE decides to terminate this Agreement for any reason, LICENSEE shall provide LICENSOR, along with the aforementioned notice of termination, with a written report describing the reasons for such termination.

     10.3 Termination by LICENSOR. LICENSOR may terminate this Agreement at any time effective as of December 31, 2006 or as of any anniversary thereof upon at least 30 days' notice to LICENSEE for any reason, provided, however, that LICENSOR shall give LICENSEE at least one year's notice of any early termination under this Section
10.3 if LICENSEE is producing and selling Licensed Products hereunder. Notwithstanding the foregoing, LICENSOR may terminate this Agreement at any time upon at least 30 days' notice to LICENSEE if LICENSEE shall have failed to make any payment when due or at any time breach any material term of this Agreement and such payment is not made or such breach is not cured within any applicable cure period specified in Article 11 of this Agreement, or repeatedly provide inaccurate reports hereunder, or if there has been a cessation by LICENSEE of general operations or of work related to Licensed
Products.

     10.4 Effect of Termination. Except for the royalty-free license specifically provided for in the last sentence of Section 10.1 which may become effective upon the expiration of this Agreement, if this Agreement expires or is terminated for any reason whatsoever, in addition to any other remedies which one party may have against the other: (1) all of LICENSEE's rights and licenses under this Agreement shall cease, and LICENSEE shall immediately return to LICENSOR all Technical Information furnished to LICENSEE under this Agreement, together with all reproductions, copies and summaries thereof;
provided, however, that LICENSEE may retain solely for archival purposes one copy of all such documents in its legal department files,
(2) at LICENSOR's option, LICENSEE shall, within 30 days of the date of such termination, either (A) sell and deliver to LICENSOR at LICENSEE's direct cost of manufacture any Licensed Products which shall then be in the possession of LICENSEE, and, if requested by LICENSOR, LICENSEE shall finish and deliver to LICENSOR any Licensed Products in the process of manufacture as soon as possible and, in any case, not later than 30 days after receiving LICENSOR's request, and/or (B) with respect to any unsold inventory and work in the process of manufacture, to complete such work in process and sell any remaining inventory during the period not to exceed six months from the date of termination or expiration of this Agreement provided that at the completion of such six-month period, LICENSEE shall promptly destroy and dispose of any Licensed Products (and Licensed Products in the process of manufacture) not sold under this Section 10.4 and (3) if this Agreement is terminated for any reason on or before December
31, 2006, LICENSEE hereby grants to LICENSOR a nonexclusive, royalty-free, irrevocable, worldwide license with the right to grant sublicenses to others to utilize all technical information, improvements and/or modifications (but only if the subject of patents or pending patent applications) developed or invented by or on behalf of LICENSEE and/or its sublicensees, subcontractors, or agents hereunder through the date of such termination of this Agreement relating to Light Valves, or Licensed Products, and upon such termination, LICENSEE shall provide LICENSOR in reasonable detail complete information regarding such technical information, improvements and/or modifications. The foregoing license shall be self-effectuating, and LICENSEE agrees upon written notice by LICENSOR at any time hereafter to deliver to LICENSOR within 30 days of such notice any document or other instrument reasonably requested by LICENSOR to convey such license rights to LICENSOR such as, by way of example, confirmations or instruments of conveyance or assignment. No termination of this Agreement by expiration or otherwise shall release LICENSEE or LICENSOR from any of its continuing obligations hereunder, if any, or limit, in any way any other remedy one party may have against the other party. Notwithstanding the foregoing, LICENSEE's obligations to LICENSOR under Sections 3.1 (to the extent that Licensed Products have been sold by LICENSEE but such sale has not yet been reported by LICENSEE and a royalty paid thereon) , 3.5, 4.2, 4.3, 4.4, 4.5, 4.6, 6.1, 6.2, 8.3, 8.4, 10.1, 10.4, 12.1,
and Articles 13 and 14 shall survive any termination or expiration of this Agreement.

11   EVENTS OF DEFAULT AND REMEDIES.

     11.1 Events of Default. Each of the following events shall constitute an "Event of Default" under this Agreement:

     11.1.1 (a) A party's failure to make any payment due in a timely manner or a party's material breach or material failure to punctually perform any of its duties and obligations under this Agreement, which material breach or failure, if curable, remains uncured for thirty (30) days after written notice of such breach or failure is received by the breaching party; or (b) a material misrepresentation is made by a party in any representation or warranty contained in this Agreement and the misrepresented facts or circumstances, if curable, remain uncured thirty (30) days after written notice of such misrepresentation is received by the breaching party; and, in either case, if such breach or misrepresentation is not curable, termination shall occur thirty (30) days after such misrepresentation or breach at the option of the non-breaching party; or

     11.1.2 The failure by a party upon request to provide the other party with adequate assurances of its performance of all obligations under this Agreement upon: (a) such first party's filing of a voluntary petition in bankruptcy; (b) the filing of any involuntary petition to have such first party declared bankrupt which has not been dismissed within ninety (90) days of its filing; (c) the appointment of a receiver or trustee for such first party which has not been rescinded within ninety (90) days of the date of such appointment; or (d) such first party otherwise becoming insolvent or otherwise making an assignment for the benefit of creditors.

     11.2 Default by a Party. If there occurs an Event of Default with respect to a party, the other party may:

     (a)  seek damages; and/or

     (b) seek an injunction or an order for mandatory or specific performance; and/or

     (c) terminate this Agreement and the licenses granted to LICENSEE hereunder whereupon the non-defaulting party shall have no further obligations under this Agreement except those which expressly survive termination, and except with respect to royalty payments due and owing to LICENSOR as of the termination date or any subsequent period specified in Section 10.4.

12   CONFIDENTIALITY.

     12.1 Confidential Information. (a) LICENSEE agrees for itself, its sublicensees, and their employees and agents that for twenty (20) years from the later of the Effective Date of this Agreement or the latest date of its receipt of information disclosed to LICENSEE by LICENSOR pursuant to this Agreement (subject to the provisions and limitations contained in Section 7.2(c) hereof), such information shall be held in confidence; provided, however, there shall be no obligation to treat as confidential information which is or becomes available to the public other than through a breach of this obligation, or which was already possessed by LICENSEE in writing (or otherwise provable to be in the possession of LICENSEE) prior to the Effective Date of this Agreement (and was not received from LICENSOR) or which is shown by LICENSEE to have been received by it from a third party who had the legal right to so disclose it without restrictions and without breach of any agreement with LICENSOR or its licensees. LICENSOR shall affix an appropriate legend on all written documentation given to LICENSEE which contains confidential information. LICENSEE acknowledges that the list of patent applications contained on Schedule
A is confidential information of LICENSOR. If confidential information is otherwise conveyed orally by LICENSOR, LICENSOR shall specify to LICENSEE at the time such information is being conveyed (or in a subsequent letter referring to the conversation) that the information conveyed is confidential. It is understood and agreed that, unless otherwise provided in a separate agreement between LICENSEE and LICENSOR, LICENSEE has no obligation hereunder to provide LICENSOR with any confidential or proprietary information, and that LICENSOR shall have no obligation hereunder to LICENSEE to maintain in confidence or refrain from commercial or other use of any information which LICENSOR is or becomes aware of under this Agreement. The terms and provisions of this Agreement or any other agreement between the parties shall not be considered confidential except that LICENSEE may not disclose the minimum annual royalty payment terms specified in Article 3 hereof without LICENSOR's prior written consent, and the parties hereto acknowledge that, pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, LICENSOR may file copies of this Agreement with the Securities and Exchange Commission and with NASDAQ and with any other stock exchange on which LICENSOR's securities may be listed. LICENSEE agrees that for the period of time during which LICENSEE is obligated to keep information confidential hereunder, LICENSEE will not make, use, sell, lease or otherwise dispose of products using or directly or indirectly derived from Licensed Products, Light Valves, or Components, or which otherwise comprise suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension ("SPD Technology") unless an agreement between LICENSOR and LICENSEE permitting it to do so is in full force and effect and the royalties, if any, provided in such agreement are being paid to LICENSOR on such products. The foregoing restriction shall not apply to products (i) which do not directly or indirectly incorporate SPD Technology, such as, but not limited to, liquid crystal devices, or electrochromic devices, or (ii) which incorporate technology involving suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension but which is independently developed and which is not in any way directly or indirectly derived from any Technical Information of LICENSOR or its licensees, sublicensees, or any of their affiliates. LICENSEE shall have the burden of proving by clear and convincing evidence that the availability of any exception of confidentiality exists or that the foregoing restrictions do not apply to a particular product. Nothing contained in this section, however, shall be construed as granting LICENSEE any rights or licenses with respect to any Technical Information or patents of LICENSOR or its other licensees or their sublicensees.

     (b) LICENSEE will have the right to provide materials to, and to disclose information, to a subcontractor relating to this Agreement; provided, however, that LICENSEE shall only disclose such information as is strictly necessary to enable said subcontractor to perform its manufacturing task, and provided that prior to disclosing any information to said subcontractor, said subcontractor has signed a secrecy agreement with LICENSEE at least as protective of LICENSOR's Technical Information as the provisions of this Agreement, including, without limitation, said subcontractor's specific agreement to be bound by the provisions of Section 12.1 hereof to the same extent as LICENSEE. For such purposes, LICENSEE may develop a standard form of secrecy agreement for LICENSOR's approval, after which LICENSEE may use such secrecy agreement with all subcontractors without LICENSOR's prior approval of the secrecy agreement being necessary. LICENSEE shall have all subcontractors sign said secrecy agreement prior to the disclosure of Technical Information to said subcontractor, and LICENSEE shall send
LICENSOR a copy of every such secrecy agreement within thirty (30) days after the execution thereof.

13   WARRANTIES AND REPRESENTATIONS.

     13.1 Reciprocal Representations. Each party represents and warrants to the other that:

     13.1.1 Valid Agreement. The execution and delivery of this Agreement by the officer or representative so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by LICENSOR and LICENSEE and this Agreement is a valid and binding obligation enforceable against the parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to general equitable principles;

     13.1.2 No Conflicts. Nothing herein conflicts with its rights and obligations pursuant to any agreement by a party and any other entity; and

     13.1.3 Publicity. The parties shall have the right to use non-confidential information, including but not limited to information concerning this Agreement, for marketing, sales, technical assistance, investor relations, disclosure and public relations purposes, and that information permitted to be disclosed by a party under this Section
13.1.3 may appear on such party's Internet web site. Any links between LICENSOR's and LICENSEE's, or their subsidiaries' and sublicensees', Internet web sites shall require the consent of such parties. The parties have agreed on the initial press release which shall be issued in conjunction with this License Agreement, and both parties must agree prior to issuing any subsequent formal press releases regarding this License Agreement. Neither party may unreasonably withhold or delay any consent if the other party has been advised in writing (with a copy of such written communication being provided to the other party) by its lawyers or accountants that such press release is necessary under Generally Accepted Accounting Principles or under other applicable laws or regulations. The parties agree that any agreed-upon press release may be issued over the news wires such as BusinessWire or PR Newswire, as well as placed on the issuing party's Internet web site, but that copies of the press release may not be emailed to mass distribution lists by a party without the other party's consent.

     13.2 LICENSOR Representations. LICENSOR represents and warrants, for the benefit of LICENSEE, that:

     13.2.1 Title. As of the date hereof, LICENSOR represents and warrants that it has the right to convey the rights and licenses granted by this Agreement, and otherwise to perform its obligations under this Agreement. LICENSOR has caused its employees who are employed to do research, development, or other inventive work to disclose to it any invention or information within the scope of this Agreement and to assign to it rights in such inventions and information in order that LICENSEE shall receive, by virtue of this Agreement, the licenses granted to it under Section 2.1 hereof.

     13.2.2 Infringement. As of the date hereof, LICENSOR is not aware of any claim for patent infringement or the misappropriation of trade secrets, being asserted against it by any third party; or of any infringement of the patents listed on Schedule A hereto by any entity.

     13.2.3 Patents in Force. To the best of LICENSOR's knowledge, all of the patents listed on Schedule A hereto are currently in force.

     13.3 No Warranty. LICENSOR and LICENSEE make no guaranty or warranty to one another under this Agreement (a) that LICENSEE will be able to develop, manufacture, sell or otherwise commercialize Licensed Products, or (b) as to the validity of any patent.

14    MISCELLANEOUS.

     14.1 Applicable Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with and governed by the laws of the State of New York, and LICENSOR and LICENSEE hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Nassau and State of New York for such purposes.

     14.2 Confidentiality In Court Proceeding. In order to protect and preserve the confidential information of a party which the parties recognize may be exchanged pursuant to the provisions of this Agreement, the disclosing party may request, and the receiving party shall not oppose, the court in any action relating to this Agreement to enter a protective order to protect information which is confidential information under Section 12.1 and to seal the record in the action or to hold the proceedings, or portion of the proceedings, in camera; provided, that the requested terms do not prejudice the receiving party's interests. Nothing, however, shall preclude either party from thereafter moving to unseal its own records or to have matter and information designated as confidential under any relevant protective order designated otherwise in accordance with the circumstances as they shall appear at that time.

     14.3 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

     14.4 Waiver. Unless agreed to by the parties in writing to the contrary, the failure of either party to insist in any one or more instances upon the strict performance of any one or more of the provisions of this Agreement, or to exercise any right contained in this Agreement or provided by law, shall not constitute or be construed as a waiver or relinquishment of the performance of such provision or right or the right subsequently to demand such strict performance or exercise of such right, and the rights and obligations of the parties shall continue unchanged and remain in full force and effect.

     14.5 Captions. The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.

     14.6 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties and their successors and assigns. However, LICENSEE agrees that it shall not assign this Agreement or its rights hereunder without the prior written consent of LICENSOR except to a successor to substantially all of its business relating to Light Valves and whose obligations hereunder are guaranteed to LICENSOR by LICENSEE. LICENSOR may assign all of its rights and obligations hereunder to any successor to any of its business interests or to any company controlling or controlled by LICENSOR. All assignees shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party, and an originally signed instrument of such assumption and assignment shall be delivered to the non-assigning party within 30 days of the execution of such instrument.

     14.7 Schedules. All Schedules attached to this Agreement shall be deemed to be a part of this Agreement as if set forth fully in this Agreement.

     14.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement between LICENSOR and LICENSEE with respect to the subject matter hereof, supersedes all prior agreements, proposals, understandings, letters of intent, negotiations and discussions with respect to the subject matter hereof and can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is executed in writing by the parties; provided, however, that either party may unilaterally waive in writing any provision imposing an obligation on the other.

     14.9 Notices. Any notice required or permitted to be given or made in this Agreement shall be in writing and shall be deemed given on the earliest of (i) actual receipt, irrespective of method of delivery,
(ii) on the delivery day following dispatch if sent by express mail (or similar next day courier service), or (iii) on the sixth day after mailing by registered or certified air mail, return receipt requested, postage prepaid and addressed as follows:

LICENSOR: Robert L. Saxe, Chairman and CEO
               Research Frontiers Incorporated
               240 Crossways Park Drive
               Woodbury, New York 11797-2033 USA
               Facsimile:     (516) 364-3798
               Telephone:     (516) 364-1902

LICENSEE: Jean-Jacques Massol
               Deputy Director,Technology
               Saint-Gobain Glass France S.A.
               "Les Miroirs"
               18, Avenue D'Alsace
               92400 Courbevoie, FRANCE
               Facsimile: (33) 1 47 62 50 46
               Telephone: (33) 1 47 62 35 17

or to such substitute addresses and persons as a party may designate to the other from time to time by written notice in accordance with this provision.

     14.10 Bankruptcy Code. In the event that either party should file a petition under the federal bankruptcy laws, or that an involuntary petition shall be filed against such party, the parties intend that the non-filing party shall be protected in the continued enjoyment of its rights hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under section 365(n) of Title 17 of the U.S. Code. Each party agrees that it will give the other party immediate notice of the filing of any voluntary or involuntary petition under the federal bankruptcy laws.

     14.11 Construction. This Agreement and the exhibits hereto have been drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall no be inference drawn in favor or against either party.

     14.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14.13 Status of the Parties. The status of the parties under this Agreement shall be solely that of independent contractors. No party shall have the right to enter into any agreements on behalf of the other party nor shall it represent to any person that it has such right or authority.

     14.14 Schedule A. Schedule A lists, to the best of LICENSOR's knowledge, all patents and patent applications relating to Licensed Products owned or controlled by LICENSOR as of the Effective Date.

     The parties, through their duly authorized representatives, and intending to be legally bound, have executed this Agreement, as of the date and year first above written, whereupon it became effective in accordance with its terms.

RESEARCH FRONTIERS INCORPORATED



By:/s/ Robert L. Saxe
      Robert L. Saxe, Chairman
      Date: June 16, 2003

SAINT-GOBAIN GLASS FRANCE S.A.


By:/s/ Jean-Luc Dechoux-Vice
      Jean-Luc Dechoux-Vice President R&D
      Date: June 16, 2003
                                   Schedule A
                             (As of June 16, 2003)



LIST OF UNITED STATES, INTERNATIONAL AND
FOREIGN PATENTS AND PATENT APPLICATIONS
              (*-indicates a patent with respect to non-US filings)

                                                  Date   Expiration
Patents in the United States                 Issued  Date



4,772,103                Robert L. Saxe
               "Light Valve Containing an Improved
    Suspension, and Liquids Therefor"   9/20/88 8/8/06


5,002,701                Robert L. Saxe
     "Light Polarizing Materials and
    Suspensions Thereof"                3/26/91   3/26/08


4,877,313                Robert L. Saxe et al
          "Light Polarizing Materials and
         Suspensions Thereof"                10/31/89 2/10/09


5,093,041                Joseph A. Check, III et al
               "Light-Polarizing Material Based on
              Ethylene-diamine Polyacetic Acid
              Derivatives"                        3/03/92  7/30/10


5,111,331                Paul Rosenberg
          "Electro-Optical Light Modulator"5/05/92 7/5/09


5,130,057                Robert L. Saxe
               "Light Polarizing Materials and
         Suspensions Thereof"           7/14/92   10/31/06


5,279,773                Robert L. Saxe
               "Light Valve Incorporating A Suspension
          Stabilized With A Block Polymer"   1/18/94  3/23/12

                             Schedule A (Continued)

                                             Date    Expiration
Patents in the United States            Issued  Date

5,325,220                Robert L. Saxe
               "Light Valve With Low Emissivity
       Coating As Electrode"                 6/28/94   3/9/13


5,463,491                Joseph A. Check III
          "Light Valve Employing a Film Comprising
       An Encapsulated Liquid Suspension And
       Method of Making Such Film" 10/31/95  11/6/12

5,463,492                Joseph A. Check III
               "Light Modulating Film of Improved
             Clarity For A Light Valve"  10/31/95 11/6/12


5,461,506                Joseph A. Check III et al
               "Light Valve Suspensions Containing A
                 Trimellitate Or Trimesate And Light
            Valves Containing The Same"10/24/95   5/11/13


5,467,217                Joseph A. Check III et al
               "Light Valve Suspensions and Films
                 Containing UV Absorbers and Light
       Valves Containing The Same" 11/14/95  5/11/13


5,516,463                Joseph A. Check III et al
               "Method of Making Light
               Polarizing Particles"         05/14/96  07/08/14


5,650,872                Robert L. Saxe et al
               "Light Valve Containing
               Ultrafine Particles"      07/22/97 07/22/14

5,728,251                Joseph A.  Check, III
               "Light Modulating Film of Improved
       UV Stability For a Light Valve" 03/17/98 09/27/15

                              Schedule A (Continued)

                                             Date    Expiration
Patents in the United States       Issued  Date

5,764,402      Jean-Francois Thomas; Pierre Vezin
     "Optical Cell Control System" 06/09/98  xx/xx/xx

5,838,482      Daniel Decroupet; Pierre Laroche
               "Optical Cell"                11/17/98  xx/xx/xx

5,691,849      Rene Ledroit; Jean-Francois Thomas; Andre
               Hecq
               "Rear-View Assembly for a Vehicle
          and an Adaptor Therefor"      11/25/97  xx/xx/xx

6,114,405           Huifang Zhuang et al
               "Ultraviolet Radiation-Curable
               Light-Modulating Film for a Light
     Valve, and Method of Making Same"09/05/00  10/09/17

6,156,239           Robert L. Saxe et al
               "Light Polarizing Material, Liquid
               Suspensions and Films Thereof, and Light
               Valve Incorporating Same"     12/05/00 2/26/19

6,271,956B1              Robert L. Saxe et al
               "Method and Materials for Enhancing the
               Adhesion of SPD Films and Light Valves
               Comprising Same"              08/07/01 03/02/20

6,301,040           Srinivasan Chakrapani et al
               "SPD Films Having Improved Properties and
      Light Valves Comprising Same"     10/09/01  05/24/20

6,334,967 B1             Robert L. Saxe et al
               "Light Polarizing Particles of Improved
      Particle Size Distribution"  01/01/02  12/21/20
                    (See also listing for PCT/US99/15508)

6,416,827           Srinivasan Chakrapani et al
                         "SPD Films and Light Valves
                    Comprising Same"07/09/02 [10/27/20]

6,429,961B1                   Joseph M. Harary et al
     "Methods for Retrofitting Windows With Switchable
          and Non-Switchable Window Enhancements and
Retrofitted Windows Produced Thereby" 08/06/02 10/03/20

                                             Date    Expiration
Patents in the United States            Issued  Date

6,517,746           Robert L. Saxe et al.
               "Polyhalide Particles and Light Valves
                Comprising Same"        02/11/03  01/05/21

6,522,446                Robert L. Saxe
               "Anisometrically Shaped Metal Particles,
               Liquid Suspensions and Films Thereof And
 Light Valves Comprising Same"          02/18/03  04/25/21

6,529,312B1              Robert L. Saxe
               "Anisometrically Shaped Carbon and/or
Graphite Particles, Liquid Suspensions and Films
Thereof And Light Valves
Comprising Same"         03/04/03  06/07/19
[See also U.S. Patent Application No. 10/330,645 filed
December 27, 2002, a continuation-in-part of this patent]

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